UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 21, 2014

SPARTAN MOTORS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	0-13611 (Commission File No.)	38-2078923 (IRS Employer Identification No.)

1541 Reynolds Road, Charlotte, Michigan (Address of Principal Executive Offices)	48813 (Zip Code)

517-543-6400

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders

On May 21, 2014, Spartan Motors, Inc. (the "Company") held its 2014 Annual Meeting of Shareholders, at which meeting 31,774,900 of the 34,186,531 shares outstanding and entitled to vote as of the March 24, 2014 record date were present and voted in person or by proxy.  The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies.  The proposals are described in detail in the Company's Proxy Statement dated as of, and filed with the Securities and Exchange Commission (“SEC”) on, April 10, 2014.  Each of proposals 1, 2 and 3 were approved by the Company’s shareholders. The voting results are as follows:

Proposal 1, Election to the Company’s Board of Directors for three year terms expiring at the Annual Meeting of Shareholders to be held in 2017:

Nominee	For	Withheld	Broker Non-Votes
Richard R. Current	25,597,962	664,379	5,512,559
Hugh W. Sloan, JR.	25,593,592	668,749	5,512,559
Andrew M. Rooke	25,690,490	571,851	5,512,559

Proposal 2, Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014:

For	Against	Abstain
31,362,271	388,907	23,722

Proposal 3, Advisory vote on the Company’s executive compensation:

For	Against	Abstain	Broker Non-Votes
24,819,991	829,781	612,569	5,512,559

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTAN MOTORS, INC.

Dated: May 22, 2014	/s/ Lori L. Wade
By: Lori L. Wade
Its: Chief Financial Officer and Treasurer

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